[Letterhead of Singer, Lewak, Greenbaum & Goldstein, L.L.P.]







            Consent of Independent Certified Public Accountants
            ___________________________________________________


We have issued our report dated December 8, 1995, accompanying the consolidated financial statements included in the Annual Report of Certron Corporation on Form 10-K for the year ended October 31, 1995. We hereby consent to the incorporation by reference of said report in the Registration Statements of Certron Corporation on Form S-8 (File No. 33-77722, 2-82948 and 33-27930).




/s/ Singer, Lewak, Greenbaum & Goldstein
Singer, Lewak, Greenbaum & Goldstein, L.L.P.
Los Angeles, California
December 8, 1995














                               EXHIBIT 23.1